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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):           March 6, 2008

                                Retail Pro, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

         0-23049                                           33-0896617
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(Commission File Number)                       (IRS Employer Identification No.)


3252 Holiday Court, Ste. 226, La Jolla, California                     92037
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(Address of Principal Executive Offices)                             (Zip Code)

                                 (858) 550-3355
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              (Registrant's telephone number, including area code)

                              Island Pacific, Inc.
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.02         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
                  DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         (b)      Departure of Directors or Principal Officers

         Effective March 6, 2008, Kevin Ralphs resigned his employment with Retail Pro, Inc. (the "Company") as Interim Chief Financial Officer. There were no disputes between the Company and Mr. Ralphs.

         (c)      Appointment of Principal Officers

         Effective March 10, 2008, the Company hired Alfred F. Riedler, 58, to serve as the Company's Vice President, Finance and Principal Financial Officer. During the most recent five year period, Mr. Riedler served as Chief Financial Officer of St. Bernard Software, Inc. Mr. Riedler had previously served as Chief Financial Officer of Bluebird Systems, a software development company, President and Chief Operating Officer of First Alliance Corporation, a technology products provider and leasing company, Vice President Finance of STARNET Corporation (a subsidiary of Ford Motor Company) and Industrial Group Controller for Ramada Inns. Mr. Riedler earned his Bachelor of Science degree in Business Administration from the University of Nebraska.

         Mr. Riedler's employment will be at-will. He will receive a salary of $140,000 per year and will also receive options to purchase 200,000 shares of the Company's common stock at the market price as of the close of business on March 10, 2008.

ITEM 8.01         OTHER EVENTS

         Following the sale of its IPMS division, and effective upon the hiring of Mr. Riedler, the Company has relocated its finance department to its La Jolla, California headquarters from its prior headquarters location in Irvine, California.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                              Retail Pro, Inc.

Date:  March 10, 2008                         By: /s/ Barry Schechter
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                                              Name:  Barry Schechter
                                              Title:   Chief Executive Officer